EXHIBIT 11

Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004

February 23, 2006

Rydex Series Funds
9601 Blackwell Road
Suite 500
Rockville, MD 20850

Re: OPINION OF COUNSEL RELATING TO THE REGISTRATION STATEMENT FILED ON FORM N-14 UNDER THE SECURITIES ACT OF 1933

Ladies and Gentlemen:

We refer to the registration statement on Form N-14 (the "Registration Statement") of Rydex Series Funds (the "Trust"), relating to the transfer of substantially all the assets and stated liabilities of Rydex Capital Partners SPhinX Fund (the "Selling Fund"), in exchange for shares of the Trust's Absolute Return Strategies Fund (the "Acquiring Fund"), followed by the distribution of such shares (the "Acquiring Fund's Shares"), in exchange for such Selling Fund's shares (the "Reorganization").

We have been requested by the Trust to furnish this opinion as an exhibit to the Registration Statement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

      (a) a certificate of the State of Delaware as to the existence and good standing of the Trust;

      (b) copies of the Trust's Agreement and Declaration of Trust and of all amendments and all supplements thereto (the "Declaration of Trust");

      (c) a certificate executed by Joanna M. Haigney, Secretary of the Trust, certifying to and attaching copies of the Trust's Declaration of Trust and By-Laws, and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the shares; and

      (d)   a printer's proof of the Registration Statement.

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In our  capacity as counsel to the Trust,  we have  examined  the  originals  or
certified,   conformed  or  reproduced   copies  of  all  records,   agreements,
instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Registration Statement, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

      Based upon, and subject to, the limitations set forth herein, we are of the opinion that the issuance of the Acquiring Fund's Shares by the Trust has been duly and legally authorized by all appropriate action and, upon delivery thereof and payment therefor in accordance with the Registration Statement, the Acquiring Fund's Shares, when issued, will be legally issued, fully paid and non-assessable under the laws of the State of Delaware.

We have not reviewed the securities laws of any state or territory in connection with the proposed offering of the Acquiring Fund's Shares and we express no opinion as to the legality of any offer or sale of the Acquiring Fund's Shares under any such state or territorial securities laws.

This opinion is intended only for your use in connection with the offering of the Acquiring Fund's Shares and may not be relied upon by any other person.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-14. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP